Exhibit 77(q)

Exhibits

(a)(1)  Articles of Amendment effective March 2, 2009, dissolving ING Global Science and Technology Fund – Filed as an Exhibit to Post-Effective Amendment No. 128 to the Registrant’s Registration Statement on Form N-1A on June 11, 2009 and incorporated herein by reference.

(a)(2)  Articles of Amendment effective April 20, 2009 dissolving ING 130/30 Fundamental Research Fund – Filed as an Exhibit to Post-Effective Amendment No. 128 to the Registrant’s Registration Statement on Form N-1A on June 11, 2009 and incorporated herein by reference.

(e)(1)  Amended and Restated Schedule A, effective October 31, 2008 to the Amended Investment Management Agreement between ING Investments, LLC and ING Series Fund, Inc. dated April 1, 2004 – Filed as an Exhibit to Post-Effective Amendment No. 124 to the Registrant’s Registration Statement on Form N-1A on December 17, 2008 and incorporated herein by reference.